Exhibit 10.5

SECOND AMENDMENT TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AGREEMENT (the “Amendment Agreement”) is made as of March 15, 2010, by and among SUSQUEHANNA BANK, a Pennsylvania chartered bank (the “Bank”), as lender and by PURE EARTH RECYCLING (NJ), INC.  (formerly named MIDATLANTIC RECYCLING TECHNOLOGIES, INC.), a Delaware corporation with a principal office at 3137 Chammings Court, Vineland, NJ 08360, and REZULTZ, INCORPORATED,  a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, with joint and several liability (each individually a “Borrowers” or “Obligor” and, collectively, “Borrower” or “Obligors”).

TERM LOAN AGREEMENT:  The Obligors entered into a Term Loan Agreement (the “Loan Agreement”), dated November 12, 2008, in regard to the Term Loan (as defined therein) in the principal amount of $8,000,000, with the Collateral (as defined therein) and the Loan Documents (as defined therein), and a First Amendment to Term Loan Agreement (the First Amendment to Term Loan Agreement”), dated as of November 16, 2009.

MERGER:  As of December 31, 2009, PURE EARTH TREATMENT (NJ), INC.  executed and filed a Certificate of Merger with the State of Delaware, merging into PURE EARTH RECYCLING (NJ), INC., retaining the name PURE EARTH RECYCLING (NJ), INC. As of that same date, it also executed and filed a Certificate of Merger with the State of New Jersey to evidence the merger.  As of that same date, it also executed and filed a filing with the State of Kentucky to evidence the merger.

INTEREST RATE AND REPAYMENT CHANGES: In conjunction with this Amendment Agreement, the Obligors have executed and delivered a Second Amendment to Term Loan Note, dated as of even date herewith.

MODIFICATION FEE:  Upon signing this document, the Borrower will pay to the Bank a non-refundable modification fee (the “Modification Fee”) in the amount of $5,000.00.

CONTINUING EFFECT: All of the terms and conditions contained under the Loan Documents shall continue to be fully effective, except to the extent that any of them are expressly modified by this Amendment Agreement.

MISCELLANEOUS PROVISIONS.

A.           The inapplicability or unenforceability of any provision of this Amendment Agreement shall not limit or impair the operation or validity of any other provision of this Amendment Agreement.

B.           The captions herein are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Amendment Agreement or affect any of the terms or provisions hereof; and

C.           This Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement the day and year first above written.

BANK:

SUSQUEHANNA BANK

			By:	/s/ Hugh J. Arbuthnot	(SEAL)
Hugh J. Arbuthnot, Commercial Relationship Manager

BORROWER:

Attest:			PURE EARTH RECYCLING (NJ), INC. (formerly named MIDATLANTIC RECYCLING TECHNOLOGIES, INC.), a Delaware corporation

By:	/s/ Joseph Kotrosits	(SEAL)	By:	/s/ Mark Alsentzer	(SEAL)
Joseph Kotrosits, Secretary			Mark Alsentzer, President

Attest:			REZULTZ, INCORPORATED, a New Jersey corporation

By:	/s/ Joseph Kotrosits	(SEAL)	By:	/s/ Mark Alsentzer	(SEAL)
Joseph Kotrosits, Secretary			Mark Alsentzer, President